UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2019

ALICO, INC.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10070 Daniels Interstate Court Fort Myers, Florida, 33913 (Address of principal executive offices)

Registrant's telephone number, including area code: (239) 226-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.	Shareholder Director Nominations.
On February 21, 2019, the Board of Directors (the "Board") of Alico, Inc. (the "Company") set February 22, 2019 as the record date for shareholders eligible to vote at the Company's annual meeting of shareholders (the "2019 Annual Meeting") which will be held on April 11, 2019 at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52 Street, New York, New York 10019.
Because the 2019 Annual Meeting will be held more than 30 days from the anniversary of the Company's 2018 annual meeting of shareholders, the Company is providing the due date for submission of any qualified shareholder proposal or qualified shareholder nominations.  In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's amended and restated bylaws (the "Bylaws"), the deadline for receipt of shareholder proposals or nominations for inclusion in the Company's proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 will now be no later than 5:00 p.m., Eastern Time, on March 4, 2019, which the Company believes is a reasonable time before it expects to begin to print and send proxy materials for the 2019 Annual Meeting.  Shareholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
Date: February 27, 2019	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer